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                                  EXHIBIT (j)
                         METHOD OF COMPUTING ADJUSTMENT
                  UPON EXCHANGE OF A VARIABLE WHOLE LIFE POLICY

         In accordance with Rule 6e-2(b)(13)(v), the Variable Whole Life policy (the "Policy") provides that the owner may exchange the Policy for a conventional whole life insurance policy with benefits that do not vary with the investment experience of a separate account. The fixed benefit policy will be issued by Northwestern, will be on the life of the same insured, and will have the same face amount, Policy Date and issue age as the Policy being exchanged. The premiums and cash values for the new policy will be the same as those for fixed benefit policies issued by Northwestern on the Issue Date of the Policy. The exchange must be made within twenty-four months after the Issue Date. No evidence of insurability is required.

         The exchange will be subject to an equitable cash adjustment, as required by the Rule. The new policy will be structured using the interest rate(s) used for fixed benefit policies issued by Northwestern on the Issue Date of the Policy. The amount of the cash adjustment will be equal to the difference between the premiums on the Policy and the premiums on the new policy for the period from the Policy Date to the date of the exchange, plus or minus the amount by which actual net investment results for the Policy differ from the results which would have been produced if actual investment results had coincided with (1) for the current policy year, the interest rate used in the calculation of dividends on the new policy, and (2) for any prior year, the interest rate used in the construction of the new policy.

         The effective date of the exchange will be the date when Northwestern receives the request together with the Policy and any amount due for the cash adjustment. The owner of the Policy may request a later date. An amount equal to the interest of the Policy in the Account will be transferred from the Account to Northwestern's general account on the effective date of the exchange.

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                         METHOD OF COMPUTING ADJUSTMENT
                     UPON EXCHANGE OF A VARIABLE EOL POLICY

         In accordance with Rule 6e-2(b)(13)(v), the Variable EOL policy (the "Policy") provides that the owner may exchange the Policy for an EOL insurance policy with benefits that do not vary with the investment experience of a separate account. The fixed benefit policy will be issued by Northwestern, will be on the life of the same insured, and will have the same fact amount, Policy Date and issue age as the Policy being exchanged. The premiums and cash values for the new policy will be the same as those for fixed benefit policies issued by Northwestern on the Issue Date of the Policy. The exchange must be made within twenty-four months after the Issue Date. No evidence of insurability is required.

         The exchange will be subject to an equitable cash adjustment, as required by the Rule. The new policy will be structured using the interest rat(s) used for fixed benefit policies issued by Northwestern on the Issue Date of the Policy. The amount of the cash adjustment will be equal to the difference between the premiums on the Policy and the premiums on the new policy for the period from the Policy Date to the date of the exchange, plus or minus the amount by which actual net investment results for the Policy differ from the results which would have been produced if actual investment results had coincided with (1) for the current policy year, the interest rate used in the calculation of dividends on the new policy, and (2) for any prior year, the interest rate used in the construction of the new policy.

         The effective date of the exchange will be the date when Northwestern receives the request together with the Policy and any amount due for the cash adjustment. The owner of the Policy may request a later date. An amount equal to the interest of the Policy in the Account will be transferred from the Account to Northwestern's general account on the effective date of the exchange.

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                         METHOD OF COMPUTING ADJUSTMENT
             UPON EXCHANGE OF A VARIABLE SINGLE PREMIUM LIFE POLICY

         In accordance with Rule 6e-2(b)(13)(v), the Variable Single Premium Life policy (the "Policy") provides that the owner may exchange the Policy for a conventional single premium life insurance policy with benefits that do not vary with the investment experience of a separate account. The fixed benefit policy will be issued by Northwestern, will be on the life of the same insured, and will have the same fact amount, Policy Date and issue age as the Policy being exchange. The cash values for the new policy will be the same as those for fixed benefit policies issued by Northwestern on the Issue Date of the Policy. The exchange must be made within twenty-four months after the Issue Date. No evidence of insurability is required.

         The exchange will be subject to an equitable cash adjustment, as required by the Rule. The new policy will be structured using the interest rate(s) used for fixed benefit policies issued by Northwestern on the Issue date of the Policy. The amount of the cash adjustment will be equal to the difference between the premium on the Policy and the premium on the new policy, plus or minus the amount by which actual net investment results for the Policy differ from the results which would have been produced if actual investment results had coincided with (1) for the current policy year, the interest rate used in the calculation of dividends on the new policy, and (2) for any prior year, the interest rate used in the construction of the new policy.

         The effective date of the exchange will be the date when Northwestern receives the request together with the Policy and any amount due for the cash adjustment. The owner of the Policy may request a later date. An amount equal to the interest of the Policy in the Account will be transferred from the Account to Northwestern's general account on the effective date of the exchange.